EXHIBIT 10(T-3)

SECOND AMENDMENT TO 2010 INCENTIVE PLAN

    This Second Amendment to the 2010 Incentive Plan is made as of December 5, 2012.

NOW, THEREFORE, the 2010 Incentive Plan is hereby amended as follows:

1.Section 4(a) is hereby amended by adding the following sentence at the end thereof:

“The Committee may also delegate to a director of the Company, who may be the Chief Executive Officer of the Company, the right to approve and grant Awards under the Plan, subject to such conditions and limitations as the Committee may prescribe, except that the Committee may not delegate the power to designate, and make grants of Awards, including decisions on timing, amount and pricing of Awards, to a Participant (i) who is subject to Section 16 of the Act or any successor statute or (ii) whose compensation is covered by Section 162(m) of the Code.”

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

EMCOR Group, Inc.

By /s/ Anthony J. Guzzi______
Anthony J. Guzzi, President
and Chief Executive Officer